EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

AUSTRALIA
     Mettler-Toledo Limited
     Mettler-Toledo Australia Holding Pty. Ltd.

AUSTRIA
     Mettler-Toledo Ges.m.b.H.

BELGIUM
     N.V. Mettler-Toledo B.V.

BERMUDA
     Mettler-Toledo Finance Ltd.

BRAZIL
     Mettler-Toledo Industria e Commercio Ltda
     Safeline do Brasil Limitada

CANADA
     Mettler-Toledo Inc.

CHINA
     Mettler-Toledo (Changzhou) Scale & System Limited
     Mettler-Toledo Instruments (Shanghai) Ltd.
     Mettler-Toledo International Trading (Shanghai) Corp.
     Ohaus International Trading (Shanghai) Ltd.

CROATIA
     Mettler-Toledo d.o.o.

CZECH REPUBLIC
     Mettler-Toledo spol. s.r.o.

DENMARK
     Mettler-Toledo A/S

FRANCE
     Flexilab SAS
     High Tech Service Societe Anonyme
     Mettler-Toledo Analyse Industrielle S.a.r.l.
     Mettler-Toledo Holding (France) SAS
     Mettler-Toledo S.A.
     Mettler-Toledo Testut SAS
     Ohaus S.a.r.l.
     Safeline SA

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GERMANY
     Garvens Automation GmbH
     Getmore Ges. fur Marketing & Media Service m.b.H.
     Mesoma - Verpackungsmaschinen Anlagebau GmbH & Co. KG
     Mesoma Verwaltungs GmbH
     Mettler-Toledo (Albstadt) GmbH
     Mettler-Toledo GmbH
     Mettler-Toledo Holding Deutschland GmbH
     Mettler-Toledo Management Holding Deutschland GmbH
     Mettler-Toledo Orga-P GmbH
     Ohaus Waagen Vertriebsgesellschaft m.b.H.
     Safeline GmbH

HONG KONG
     Mettler-Toledo (HK) Ltd.

HUNGARY
     Mettler-Toledo Kereskedelmi Kft.

INDIA
     Mettler-Toledo India Private Limited
     Turing Softwares Private Limited

ITALY
     Mettler-Toledo S.p.A.

JAPAN
     Mettler-Toledo K.K.

KOREA
     Mettler-Toledo (Korea) Ltd.

MALAYSIA
     Mettler-Toledo (M) Sdn. Bhd.
     Ohaus (SEA) Sdn. Bhd.

MEXICO
     Mettler-Toledo S.A. de C.V.
     Ohaus de Mexico S.A. de C.V.

NETHERLANDS
     Gelan Detectiesystemen B.V.
     Gelan Holding B.V.
     Mettler-Toledo B.V.
     Mettler-Toledo Holding B.V.
     Mettler-Toledo Investment C.V. (Tiel)
     Mettler-Toledo Investment B.V. (Tiel)
     Safeline (Benelux) B.V.

NORWAY
     Cargoscan A/S
     Mettler-Toledo A/S

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POLAND
     Mettler-Toledo sp.z.o.o.

RUSSIAN FEDERATION
     Mettler-Toledo AO

SINGAPORE
     Mettler-Toledo (S) Pte. Ltd.

SLOVAK REPUBLIC
     Mettler-Toledo Spol s.r.o.

SLOVENIA
     Mettler-Toledo d.o.o.

SPAIN
     Mettler-Toledo S.A.E.

SWEDEN
     Mettler-Toledo AB

SWITZERLAND
     Mettler-Toledo GmbH
     Mettler-Toledo Holding AG
     Mettler-Toledo Logistik AG
     Mettler-Toledo Pac Rim AG
     Mettler-Toledo (Schweiz) AG
     Microwa AG
     Mettler-Toledo Instrumente AG

THAILAND
     Mettler-Toledo (Thailand) Ltd.

UNITED KINGDOM
     AVS Metrology Limited
     AVS Raytech Limited
     Bohdan Europe Limited
     Mettler-Toledo Ltd.
     Mettler-Toledo Myriad Limited
     Mettler-Toledo UK Holding Company
     Ohaus UK Ltd.
     Safeline AVS Limited
     Safeline Limited

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UNITED STATES OF AMERICA
     American Garvens Corporation [Delaware]
     ASI Applied Systems Inc. [Delaware]
     Automation Services Inc. [Kentucky]
     Berger Instruments Inc. [Delaware]
     Exact Equipment Corporation [Delaware]
     Hi-Speed Checkweigher Co., Inc. [New York]
     Laser Sensor Technology Inc. [Washington]
     Mettler-Toledo Bohdan, Inc. [Illinois]
     Mettler-Toledo Chemistry Systems Holding Inc. [Delaware] Mettler-Toledo Ci LLC [Delaware]
     Mettler Toledo Florida Inc. [Delaware]
     Mettler-Toledo Inc. [Delaware]
     Mettler-Toledo Netherlands Investment I, [Delaware] Mettler-Toledo Netherlands Investment II, [Delaware] Mettler-Toledo Process Analytical Inc. [Massachusetts] Ohaus Corporation [New Jersey]
     Rainin Instrument, LLC [Delaware]
     Safeline AVS, Inc. [Florida]
     Safeline Inc. [Delaware]
     Thornton Inc. [Massachusetts]